Exhibit 99.1

Energy XXI Reports Record Fiscal First-Quarter Results and Provides Operations Update

•	EBITDA of $187 million eclipses previous quarter’s record by 14%
•	Free cash flow and hedge monetization further reduce debt
•	South Pass 89 recompletion/workover program completed
•	Fiscal-year volume range reaffirmed at 46,000-50,000 BOE/d

HOUSTON – Oct., 26, 2011 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results and provided an operational update on activities in the Gulf of Mexico.
For the 2012 fiscal first quarter, Energy XXI reported adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $186.9 million, compared with $75.7 million in the 2011 fiscal first quarter.  Net income attributable to common shareholders for the 2012 fiscal first quarter was $62.6 million, $0.76 per diluted share, on revenues of $284.9 million and production of 40,800 barrels of oil equivalent per day (BOE/d).
“Our oil-focused asset base delivered record quarterly EBITDA,” Energy XXI Chairman and CEO John Schiller said.  “Oil represented 69 percent of our production and 90 percent of our pre-hedge revenue in the quarter, generating strong free cash flow that allowed us to continue paying down debt.  In addition, we collected nearly $50 million during the quarter by monetizing crude oil swaps. We re-hedged the same volumes using collars based on Brent crude prices, better correlating with the premium on our HLS crude. The combination of free cash flow and hedge monetizations drove our net debt-to-total-capitalization ratio down to 47 percent from 53 percent.”

Exploration and Development Activity

The multi-well recompletion program at South Pass 89 (100% WI/ 82% NRI) has been completed. Gross production in the field was increased from 700 BOE/d to more than 6,000 BOE/d by working over seven wells.  Total cost of the program approximated $18.5 million.
At Grand Isle 16/18 (100% WI/ 87% NRI), five wells have been recompleted, delivering initial gross production rates totaling 4,200 BOE/d, with a program cost of $19 million and a projected payout of approximately 7 months.  Currently at Grand Isle, the Ensco 99 rig is drilling Sunny (GI 16 R22 ST3), a development well targeting the C-2 sand with secondary B-2 and B-4 sand targets. The rig is slated to drill two additional development wells and perform one workover at Grand Isle.  In addition, the Sundowner 1 platform rig has moved from South Pass 89 to Grand Isle 16 and has begun the workover to gravel pack the J-21 well, which previously was recompleted and tested at approximately 1,200 barrels per day of oil.

Within the shallow-water, ultra-deep Gulf of Mexico shelf program, the McMoRan-operated partnership has continued drilling the Blackbeard East and Lafitte exploratory wells and is working to place the Davy Jones discovery on production.
The Davy Jones discovery well (15.8% WI/12.3% NRI) is set to begin flow testing in December.  All equipment is on schedule and installation of the production facilities has commenced. The Rowan EXL III rig is currently moving on location to begin completion operations.  As of Sept. 30, 2011, the company’s investment in both Davy Jones wells and facilities totaled about $67 million.
The Blackbeard East exploration well (18% WI/14.4% NRI), located in 80 feet of water on South Timbalier Block 144, is drilling below 32,200 feet towards a target depth of 34,000 feet. The company’s investment in Blackbeard East as of Sept. 30, 2011 was about $37 million.
            The Lafitte exploration well (18% WI/14.6% NRI),  located on Eugene Island Block 223 in 140 feet of water, is drilling below 28,400 feet towards a proposed total depth of 29,950 feet, targeting Lower Miocene and possibly Oligocene sections below the salt weld.  Wireline logs from interim logging operations in September and October 2011 indicate several Lower Miocene sands that appear to be hydrocarbon bearing. The sands have various thicknesses that aggregate approximately 250 gross feet (115 feet net), some of which are contained within a thin-bedded, sand-shale formation.  The company’s investment at Lafitte as of Sept. 30, 2011 was about $26 million.
“Our deep drilling program is approaching several potential catalysts, and our core drilling, recompletion and workover activities have delivered results at or above target levels, providing increased confidence in our goal of averaging 46,000 to 50,000 BOE/d of net production for our 2012 fiscal year,” Schiller said.

Capital Expenditures

During the 2012 fiscal first quarter, capital expenditures, including plug-and-abandonment costs, totaled $117.4 million, with $42.1 million in exploration and $75.3 million in development and other investments.

Conference Call Tomorrow, Oct. 27, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal first-quarter conference call tomorrow, Oct. 27, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0051 3806 (U.K.), and the confirmation code is 18885750. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Bobby Poirrier Jr., Vice President of Corporate Development, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

         ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below is a reconciliation of net income to EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation, depletion and amortization.  EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Although not proscribed under GAAP, the company believes EBITDA is relevant because it helps investors to understand the company’s operating performance and makes it easier to compare its results with other oil and gas exploration and production companies that may have different financing and capital structures or tax rates.  EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity.  EBITDA, as the company calculates it, may not be comparable to EBITDA measures reported by other companies.  In addition, EBITDA does not represent funds available for discretionary use.

The following table presents a reconciliation of our consolidated net income (loss) available for common stockholders to our consolidated EBITDA for the periods presented.

	Three Months Ended
	September 30,
	2011	2010

Net Income (Loss) Available for Common Stockholders	$62,625	$(1,861)

Total other expense	27,179	21,470
Depreciation, depletion and amortization	84,803	54,077
Income tax expense	8,573	19
Preferred stock dividends	3,706	1,994

EBITDA	$186,886	$75,699

EBITDA Per Share
Basic	$2.44	$1.48
Diluted	$2.15	$1.24

Weighted Average Number of Common Shares Outstanding
Basic	76,465	51,002
Diluted	87,054	60,977

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	September 30,	June 30,
	2011	2011
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$18,468	$28,407
Accounts receivable
Oil and natural gas sales	109,375	126,194
Joint interest billings	4,014	4,526
Insurance and other	9,031	2,533
Prepaid expenses and other current assets	56,884	47,751
Derivative financial instruments	25,253	22
Total Current Assets	223,025	209,433
Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting, including $511.1million and $467.3 million of unevaluated properties at September 30, 2011 and June 30, 2011, respectively	2,572,616	2,545,336
Other property and equipment	8,538	8,201
Total Property and Equipment	2,581,154	2,553,537
Other Assets
Derivative financial instruments	12,685	—
Deferred income taxes	—	2,411
Debt issuance costs, net of accumulated amortization	31,759	33,479
Total Other Assets	44,444	35,890
Total Assets	$2,848,623	$2,798,860
LIABILITIES
Current Liabilities
Accounts payable	$156,847	$163,741
Accrued liabilities	81,348	111,157
Notes payable	17,713	19,853
Asset retirement obligations	23,648	19,624
Derivative financial instruments	109	50,259
Current maturities of long-term debt	3,373	4,054
Total Current Liabilities	283,038	368,688
Long-term debt, less current maturities	1,030,429	1,109,333
Deferred income taxes	73,036	—
Asset retirement obligations	309,289	303,618
Derivative financial instruments	166	70,524
Other liabilities	1,358	—
Total Liabilities	1,697,316	1,852,163
Stockholders’ Equity
7.25 % Preferred stock, $0.001 par value, 2,500,000 shares authorized and 8,000 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively.	—	—
5.625 % Preferred stock, $0.001 par value, 2,500,000 shares authorized and 1,050,000 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively.	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 76,734,165 and 76,203,574 shares issued and 76,477,812 and 76,202,921 shares outstanding at September 30, 2011 and June 30, 2011, respectively.	384	381
Additional paid-in capital	1,498,027	1,479,959
Accumulated deficit	(402,535)	(465,160)
Accumulated other comprehensive income (loss), net of income tax expense (benefit)	55,430	(68,484)
Total Stockholders’ Equity	1,151,307	946,697
Total Liabilities and Stockholders’ Equity	$2,848,623	$2,798,860

                  ENERGY XXI (BERMUDA) LIMITED
                    CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2011	2010

Revenues
Oil sales	$246,917	$115,830
Natural gas sales	37,966	28,170
Total Revenues	284,883	144,000

Costs and Expenses
Lease operating expense	71,033	44,153
Production taxes	2,174	694
Gathering and transportation	6,153	21
Depreciation, depletion and amortization	84,803	54,077
Accretion of asset retirement obligations	9,688	5,974
General and administrative expense	19,321	18,597
Gain on derivative financial instruments	(10,372)	(1,138)
Total Costs and Expenses	182,800	122,378

Operating Income	102,083	21,622

Other Income (Expense)
Other income	9	10
Interest expense	(27,188)	(21,480)
Total Other Expense	(27,179)	(21,470)

Income Before Income Taxes	74,904	152

Income Tax Expense	8,573	19
Net Income	66,331	133
Preferred Stock Dividends	3,706	1,994
Net Income (Loss) Attributable to Common Stockholders	$62,625	$(1,861)

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.82	$(0.04)
Diluted	$0.76	$(0.04)

Weighted Average Number of Common Shares Outstanding
Basic	76,465	51,002
Diluted	87,054	51,002

                ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
    (In Thousands)
      (Unaudited)

	Three Months Ended September 30,
	2011	2010

Cash Flows From Operating Activities
Net income	$66,331	$133
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	84,803	54,077
Deferred income tax expense	8,725	19
Change in derivative financial instruments
Proceeds from sale of derivative instruments	49,598	34,055
Other – net	(19,246)	(8,699)
Accretion of asset retirement obligations	9,688	5,974
Amortization of debt discount and premium	—	(2,749)
Amortization and write-off of debt issuance costs	1,823	1,762
Stock-based compensation	8,925	1,789
Changes in operating assets and liabilities
Accounts receivable	12,694	8,400
Prepaid expenses and other current assets	(9,133)	(12,161)
Settlement of asset retirement obligations	(587)	(5,307)
Accounts payable and accrued liabilities	(37,490)	658
Net Cash Provided by Operating Activities	176,131	77,951

Cash Flows from Investing Activities
Acquisitions	65	(8)
Capital expenditures	(112,749)	(63,535)
Insurance payments received	780	—
Proceeds from the sale of properties	—	400
Other	254	(32)
Net Cash Used in Investing Activities	(111,650)	(63,175)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	9,146	5,130
Dividends to shareholders	(3,706)	(1,994)
Proceeds from long-term debt	236,470	47,000
Payments on long-term debt	(316,234)	(65,929)
Other	(96)	(324)
Net Cash Used in Financing Activities	(74,420)	(16,117)

Net Decrease in Cash and Cash Equivalents	(9,939)	(1,341)

Cash and Cash Equivalents, beginning of period	28,407	14,224

Cash and Cash Equivalents, end of period	$18,468	$12,883

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)
	Quarter Ended
	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Operating Highlights
Operating revenues
Crude oil sales	$249,767	$270,252	$233,081	$156,273	$118,263
Natural gas sales	28,138	31,875	32,193	18,301	19,446
Hedge gain (loss)	6,978	(19,346)	(6,638)	(621)	6,291
Total revenues	284,883	282,781	258,636	173,953	144,000
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	90%	89%	88%	90%	86%
Including hedge gain (loss)	87%	85%	84%	84%	80%
Operating expenses
Lease operating expense
Insurance expense	7,462	8,814	6,543	6,376	6,143
Workover and maintenance	6,653	17,251	4,121	4,105	7,618
Direct lease operating expense	56,918	59,557	54,593	33,965	30,392
Total lease operating expense	71,033	85,622	65,257	44,446	44,153
Production taxes	2,174	1,205	721	716	694
Gathering and transportation	6,153	6,868	4,809	801	21
DD&A	84,803	85,179	91,301	62,922	54,077
General and administrative	19,321	17,553	23,155	15,786	18,597
Other – net	(684)	7,730	9,288	4,710	4,836
Total operating expenses	182,800	204,157	194,531	129,381	122,378
Operating income	$102,083	$78,624	$64,105	$44,572	$21,622
Sales volumes per day
Natural gas (MMcf)	77.0	83.0	84.6	53.7	48.1
Crude oil (MBbls)	28.0	28.3	27.3	20.4	17.9
Total (MBOE)	40.8	42.1	41.4	29.4	25.9
Percent of sales volumes from crude oil	69%	67%	66%	70%	69%
Average sales price
Natural gas per Mcf	$3.97	$4.22	$4.23	$3.70	$4.39
Hedge gain per Mcf	1.39	1.37	1.28	1.85	1.97
Total natural gas per Mcf	$5.36	$5.59	$5.51	$5.55	$6.36
Crude oil per Bbl	$97.11	$105.12	$94.94	$83.14	$71.79
Hedge loss per Bbl	(1.11)	(11.53)	(6.67)	(5.18)	(1.48)
Total crude oil per Bbl	$96.00	$93.59	$88.27	$77.96	$70.31
Total hedge gain (loss) per BOE	$1.86	$(5.05)	$(1.78)	$(0.23)	$2.64
Operating revenues per BOE	$75.91	$73.85	$69.46	$64.34	$60.37
Operating expenses per BOE
Lease operating expense
Insurance expense	1.99	2.30	1.76	2.36	2.58
Workover and maintenance	1.77	4.51	1.11	1.52	3.19
Direct lease operating expense	15.17	15.55	14.66	12.56	12.74
Total lease operating expense	18.93	22.36	17.53	16.44	18.51
Production taxes	0.58	0.31	0.19	0.26	0.29
Gathering and transportation	1.64	1.79	1.28	0.29	0.01
DD&A	22.60	22.24	24.52	23.27	22.67
General and administrative	5.15	4.58	6.22	5.84	7.80
Other – net	(0.18)	2.01	2.49	1.74	2.02
Total operating expenses	48.72	53.29	52.23	47.84	51.30
Operating income per BOE	$27.19	$20.56	$17.23	$16.50	$9.07

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

MMcf/d – million cubic feet of gas per day.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Nominated Adviser: Jonathan Wright, Jeremy Porter
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232